REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

To the Shareholders and Board of Directors of
Bridges Investment Fund, Inc.
Omaha, Nebraska

We have audited the accompanying statements of assets and liabilities of Bridges Investment Fund, Inc., including the schedule of investments, as of December 31, 2004, and the related statement of operations for the year then ended, the statements of changes n net assets for each of the two years in the period ended December 31, 2004, and the financial highlights for each of the three years in the period ended December 31, 2004. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the years ended December 31, 2001 and 2000, were audited by other auditors whose reports thereon dated January 10, 2002 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial report. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2004, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Bridges Investment Fund, Inc. as of December 31, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period ended December 31, 2004 and its financial highlights for each of the three years in period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Omaha, Nebraska
February 3, 2005